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                                     BYLAWS
                                       OF
                             PRG FINANCE CORPORATION
                            (A Delaware Corporation)



                                    ARTICLE I
                                     Offices

     Section 1.1 Location. The principal office and any other offices of PRG Finance Corporation (the "Corporation") shall be located at such places within or without the State of Delaware as the Board of Directors may from time to time determine.


                                   ARTICLE II
                             Stockholders' Meetings

     Section 2.1 Place of Meetings. Every meeting of the stockholders of the Corporation shall be held at the principal office of the Corporation, or at such other place either within or without the State of Delaware as shall be fixed in the notices or waivers of notice of said meetings given as hereinafter provided.

     Section 2.2 Annual Meeting. The annual meeting of the stockholders shall be held on such day and at such time and place as the Board of Directors may determine. At such meetings, the stockholders shall elect directors and transact such other business as may be properly brought before the meeting. Failure to hold an annual meeting as herein prescribed shall not affect otherwise valid corporate acts. In the event of such failure, a substitute annual meeting may be called in the same manner as a special meeting to be held as soon thereafter as is convenient.

     Section 2.3 Special Meetings. Special meetings of the stockholders for any purpose, held either within or without the State of Delaware, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders who in the aggregate, hold a majority of the voting power of the issued and outstanding shares of the voting stock of the Corporation. No business other than that directly related to the purpose or purposes specified in the notice of such meeting shall be transacted at the meeting.

     Section 2.4 Notice of Meetings. (a) Except as otherwise required by statute, notice of each annual or special meeting of the stockholders shall be given to each stockholder of record entitled to vote at such meeting not less than ten (10) days nor more than sixty (60) days before the day on which the meeting is to be held by delivering written notice thereof to each stockholder



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personally or by mailing such notice, postage prepaid, addressed to each stockholder at each stockholder's address as it appears upon the records of the corporation or by transmitting notice thereof to such stockholder at such address by telecopy, telegraph, cable or any other available method. In the case of the death, absence, incapacity or refusal of the Secretary, such notice may be given by a person designated either by the Secretary or by the person or persons calling the meeting or by the Board of Directors. Every such notice shall state the time and place of the meeting and, in case of a special meeting, shall state briefly the purpose thereof.

     (b) Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy or who shall in person or by attorney thereunto authorized, waive such notice in writing or by telecopy, telegraph, cable or any other available method either before or after the meeting.

     (c) When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting, except when expressly required by law, if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given, in the manner described in this Section, to each stockholder of record entitled to vote at the meeting.

     Section 2.5 Quorum. (a) To constitute a quorum for the transaction of business at any meeting of stockholders, there must be present, in person or by proxy, the holders of a majority of the issued and outstanding shares of voting stock of the Corporation entitled to vote at such meeting. When a quorum is present at any meeting a majority of the stock so represented thereat and entitled to vote shall, except where a larger vote is required by law, by the Certificate of Incorporation, or by these Bylaws, decide any question brought before such meeting.

     (b) Where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and the affirmative vote of a majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class.

     (c) The stockholders present or proxy holders at a duly held meeting at which a quorum was present may continue to transact business notwithstanding the withdrawal of enough shares to leave less than a quorum.

     (d) In the absence of a quorum a majority in interest of the stockholders of the Corporation entitled to vote, present in person or represented by proxy or, in the absence of all such stockholders, any officer entitled to preside at, or act as secretary of, such meeting, shall have the power to adjourn the meeting from time to time, until stockholders holding the requisite amount of stock shall be present or represented.



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     Section 2.6 Action by Stockholders Without a Meeting. Unless otherwise provided in the Certificate of Incorporation, any action which may be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice, and without a vote, if consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and said consent or consents are filed with the Secretary of the Corporation and kept as part of the corporate records. Prompt notice of the taking of such action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting.

     Section 2.7 Record Date. (a) For the purpose of determining the stockholders entitled to notice of or to vote at a meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive a payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be a date earlier than the date on which such action is taken by the Board of Directors, nor more than sixty (60) nor less than ten (10) days before the particular event requiring such determination is to occur.

     (b) If no record date is fixed by the Board of Directors:

          (1) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is mailed, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

          (2) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the first day on which the written consent is delivered to the Secretary of the Corporation.

          (3) The record date for determining stockholders for any other purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     (c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the board of directors may fix a new record date for this adjourned meeting.

     Section 2.8 Number of Votes for Each Stockholder. Each stockholder shall be entitled to one vote, in person or by proxy, for each share of stock standing in the stockholder's name on the books of the Corporation as of the record date unless, and except to the extent that, voting rights of



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shares of any class are increased, limited, or denied by relevant law, these
Bylaws, or the Certificate of Incorporation.

     Section 2.9 Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for the stockholder by proxy, but, except as otherwise expressly permitted by law, no proxy shall be voted or acted upon after three (3) years after its execution, unless the proxy provides for a longer period or the proxy (a) states that it is irrevocable and (b) is coupled with an interest sufficient in law to support an irrevocable power. Proxies shall be signed and dated and filed with the Secretary of the Corporation.

     Section 2.10 Pledged Stock; Fiduciaries; Joint Owners. (a) In the event a stockholder of record is otherwise permitted to pledge his stock, or any part thereof, said pledgor may authorize, by a writing signed and dated and filed with the Secretary of the Corporation, the pledgee to vote said stock. Such an authorization will be valid and binding on the Corporation.

     (b) Persons holding stock in a fiduciary capacity shall be entitled to vote the shares. In the case of stock held jointly by two or more executors, administrators, guardians, conservators, trustees or other fiduciaries, such fiduciaries may designate in writing one or more of their number to represent such stock and vote the shares so held, unless there is a provision to the contrary in the instrument, if any, defining their powers and duties.

     (c) Except as provided in this Section 2.10, if stock having voting power stand of record in the name of two or more persons, their acts with respect to the votes shall, if only one votes, bind all, or, if more than one vote, the act of the majority shall bind all. If more than one vote, but the vote is evenly split, votes shall be determined as provided by statute.

     Section 2.11 Presiding Officer. At each meeting of the stockholders the President, any Vice President, or any other officer designated by the Board of Directors, shall act as chairman, and the Secretary or an Assistant Secretary of the Corporation, or in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting and keep the minutes thereof.


     Section 2.12 Inspectors. The chairman of the meeting may at any time appoint one or more inspectors to serve at a meeting of the stockholders. Such inspectors shall decide upon the qualifications of voters, accept and count the votes for and against the questions presented, report the results of such votes, and subscribe and deliver to the secretary of the meeting a certificate stating the number of shares of stock issued and outstanding and entitled to vote thereon and the number of shares voted for and against the questions presented. The inspectors need not be stockholders of the Corporation, and any director or officer of the Corporation may be an inspector on any question other than a vote for or against such person's election to any position with the Corporation or on any other question in which such person may be directly interested. Before acting as herein provided each inspector shall subscribe an oath faithfully to execute the duties of an inspector with strict impartiality and according to the best of such inspector's ability.



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                                   ARTICLE III
                               Board of Directors

     Section 3.1 Authority, Number, Election, and Term of Office. The business, property, and affairs of the Corporation shall be under the care and management of its Board of Directors. The Board of Directors shall consist of no less than two (2) and no more than five (5) members. The initial Board of Directors is set at three (3) members. The stockholders may, at any meeting held for the purpose during the year, remove directors at any time, with or without any showing of cause. Each director shall hold office until such director's successor is elected and qualified or until such director's earlier death or resignation or removal. Any director may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. No director need be a stockholder of the Corporation.

     Section 3.2 Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until their successors are elected and qualified or until their earlier death or resignation or removal.

     Section 3.3 Place of Meetings. The Board of Directors may hold its meetings at such place or places within or without the State of Delaware as it may from time to time determine.

     Section 3.4 Annual Meetings. The Board of Directors shall meet for the purpose of organization, the election of officers, and the transaction of other business, as soon as practicable following each annual meeting of the stockholders. Such meeting shall be called and held at the place and time specified in the notice or waiver of notice thereof as in the case of a special meeting.

     Section 3.5 Regular Meetings. Regular meetings of the Board of Directors shall be held at such places and at such times as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at said place at the same hour on the next succeeding business day. Notice of regular meetings need not be given.

     Section 3.6 Special Meetings. Other meetings of the Board of Directors may be held whenever the President or any director may deem it advisable. Notice of each meeting shall be sent by mail, telecopy, telegraph or cable to each director, addressed to such director's residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be delivered personally or by telephone, not later than one day before the day on which the meeting is to be held. Each notice shall state the time and place of the meeting but need not state the purposes thereof except as otherwise herein expressly provided.



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     Section 3.7 Waiver of Notice. Whenever notice is required to be given to any director, a waiver of notice by such director in writing or by telecopy, telegraph, cable or otherwise, whether before or after the such meeting is held, and filed with the Secretary, shall be equivalent to the giving of such notice. If any Director is present at a meeting of the Board of Directors, notice of such meeting shall be deemed to have been waived.

     Section 3.8 Action by Directors Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     Section 3.9 Telephonic Participation in Directors Meetings. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, a director or member of a committee of the Board of Directors may participate in a meeting of the Board of Directors or of such committee by means of a conference telephone or similar communications equipment enabling all directors participating in the meeting to hear one another, and participation in such a meeting shall constitute presence in person at such meeting.

     Section 3.10 Quorum and Voting Requirement. Except as otherwise expressly provided in the Certificate of Incorporation or in these Bylaws, a majority of the total number of directorships shall constitute a quorum for the transaction of business at all meetings of the Board of Directors. Except as so otherwise expressly provided, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, provided, that the affirmative vote in good faith of a majority of the disinterested directors, even though the disinterested directors shall be fewer than a quorum, shall be sufficient to authorize a contract or transaction in which one or more directors have interest if the material facts as to such interest and the relation of the interested directors to the contract or transaction have been disclosed or are known to the directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 3.11 Committees; Appointment and Authority. The Board of Directors may, by resolution adopted by the affirmative vote of a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee and may define the number and qualifications which shall constitute a quorum of such committee. Except as otherwise limited by law, any such committee, to the extent provided in the resolution appointing such committee, shall have and may exercise all such authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not



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disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power to change the members of any committee at any time, to fill vacancies and to discharge any such committee, either with or without cause, at any time.

     Section 3.12 Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.


     Section 3.13 Presiding Officer. At each meeting of the Board of Directors the Chairman of the Board of Directors, or in the absence of the Chairman, a vice chairman, if any, or any other director designated by the Chairman, shall act as chairman, and the Secretary or an Assistant Secretary of the Corporation, or in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting and keep the minutes thereof.


                                   ARTICLE IV
                                    Officers


     Section 4.1 Titles, Election, and Duties. The directors shall elect at the annual directors' meeting a President and Chief Executive Officer and a Secretary. The directors may, in addition to the foregoing, elect a Treasurer, one or more Vice Presidents, one or more Assistant Treasurers, one or more Assistant Secretaries, and any other officers the election of which they deem expedient or necessary. Any number of offices may be held by the same person. The officers need not be stockholders, and need not be residents of Delaware. Each officer shall, subject to these Bylaws, have in addition to the duties and powers herein set forth, such duties and powers as the Board of Directors shall from time to time designate. In all cases where the duties of any officer, agent or employee are not specifically prescribed by the Bylaws, or by the Board of Directors, such officer, agent or employee shall obey the orders and instructions of the President. The directors shall from time to time determine which officers shall be permitted to sign checks on behalf of the Corporation.

     Section 4.2 Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors at which he is present. The Chairman has authority to designate a vice chairman or other designee to preside over the meetings in his absence.

     Section 4.3 President and Chief Executive Officer. The President shall, subject to the direction and under the supervision of the Board of Directors, be the Chief Executive Officer of the



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Corporation and shall have general and active control of its affairs and business and supervision over its officers, agents and employees. Except as otherwise voted by the Board of Directors, the President shall preside at each meeting of stockholders at which he is present and shall see that all orders and resolutions of the Board are carried into effect. In general the President shall perform all duties as may from time to time be assigned, or specifically required to be performed, by these Bylaws, from the Board of Directors, or by law.

     Section 4.4 Vice President. The Vice President, if any, shall have such powers and perform such duties as may be assigned by the Board of Directors, the Executive Committee or the President. In the absence or disability of the President, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, in the order of their election) shall perform the duties and exercise the powers of the President.

     Section 4.5 Treasurer. The Treasurer shall, subject to the direction and under the supervision of the Board of Directors, have charge and custody of, and be responsible for, all funds and securities of the Corporation and may endorse for deposit or collection, checks, notes, and other obligations for the payment of money to the Corporation or its order, and deposit the same to the credit of the Corporation in such depositories as the Board of Directors may designate. The Treasurer shall disburse funds of the Corporation as may be ordered by the Board of Directors, making proper vouchers for such disbursements, and shall render to the Board of Directors or the stockholders, whenever the Board may require the Treasurer to do so, a statement of all such transactions as Treasurer or the financial condition of the Corporation. The Treasurer shall keep accurate books of account of the Corporation's transactions which shall be the property of the Corporation and shall be subject at all times to the inspection and control of the Board of Directors, any committee of the Board designated by it to so act or the President.

     Section 4.6 Assistant Treasurer. It shall be the duty of the Assistant Treasurer, if any, in the absence of the Treasurer, to perform the Treasurer's duties, and such officer shall also perform such other duties as may be assigned, or specifically required to be performed by the Board of Directors or by the President.

     Section 4.7 Secretary. It shall be the duty of the Secretary to act as Secretary of, and record and keep the minutes of, all meetings of the Board of Directors, committees of the Board of Directors, and of stockholders; to cause to be given notice of all meetings of stockholders and directors; to be custodian of all corporate records (other than financial) and the seal of the Corporation and to affix the seal, or cause it to be affixed, to all certificates for shares of stock of the Corporation and to all documents, the execution of which on behalf of the Corporation under its seal, shall have been specifically or generally authorized by the Board of Directors; to have charge of the record of stockholders, including lists of stockholders and also of other books, records, and papers of the Corporation relating to its organization as a Corporation and to see that the reports, statements, and other documents required by law are properly kept or filed; and in general to perform all the duties incident to the office of Secretary and such other duties as may from time to time be assigned by the Board of Directors or by the President.



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     Section 4.8 Assistant Secretary. It shall be the duty of the Assistant
Secretary, if any, in the absence of the Secretary, to perform the Secretary's duties, and such officer shall also perform such other duties as may be assigned, or specifically required to be performed, by the Board of Directors or by the President.

     Section 4.9 Compensation. The salaries of all officers shall be fixed by the Board of Directors or special committee thereof, in such manner as they shall from time to time determine, and none of such officers shall be prevented from receiving a salary by reason of the fact that such officer is a director of the Corporation.

     Section 4.10 Term of Office and Vacancies. Each of such officers shall serve for the term of one year and until a successor is duly elected and qualified, but any officer may be removed by the Board of Directors at any time with or without cause and with or without notice by a resolution adopted by the affirmative vote of directors holding a majority of the directorships. Vacancies among the officers by reason of death, resignation, or other causes shall be filled for the unexpired term by the majority vote of the directors in office, though the number of such directors may constitute less than a quorum.


                                    ARTICLE V
                                      Stock

     Section 5.1 Issuance by the Board of Directors. The Board of Directors may issue at one time, or from time to time, all or a portion of the authorized but unissued shares of the capital stock of the Corporation as in their opinion and discretion may be deemed in the Corporation's best interests. The Board may accept, in consideration for such shares, services, money and other property of any description actually received by the Corporation, provided, that such consideration has a value not less than the par value of said shares, if any, and that the consideration is legally acceptable for the issue of said shares.

     Section 5.2 Certificates of Stock. Certificates of stock shall be in a form adopted by the Board of Directors and shall be signed by the President or the Vice President and by the Secretary or Assistant Secretary, and shall carry the corporate seal. Any or all of the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. All certificates shall be consecutively numbered and the name of the person, firm or corporation owning the shares represented thereby, the number of such shares represented by each such certificate, the date of issue, and, in the case of cancellation, the date of cancellation, shall be entered on the Corporation's books.

     Section 5.3 Transfer of Stock. Shares of stock shall be transferred on the books of the Corporation upon surrender to the Corporation or the transfer agent (designated by the Board of



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Directors) of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer.

     Section 5.4 Lost Certificates. The Board of Directors may, in case any certificate representing capital stock of the Corporation is lost, stolen, destroyed, or mutilated, authorize the issuance of a new certificate in lieu thereof, upon such terms and conditions, including reasonable indemnification of the Corporation, as the Board shall determine.


                                   ARTICLE VI
                            Dividends and Fiscal Year

     Section 6.1 Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock subject to the provisions of the Certificate of Incorporation.

     Section 6.2 Fiscal Year. The fiscal year shall begin on the first day of January.


                                   ARTICLE VII
                                Books and Records

         Section 7.1 Books and Records. The Corporation shall maintain correct and complete books and records of account and shall keep minutes of the proceedings of the stockholders, directors and any executive or other committee of directors. The books and records of the Corporation may be kept at such places within or without the State of Delaware as the Board of Directors may from time to time determine. The stock record books and the blank stock certificate books shall be kept by the Secretary or by any other officer designated by the Board of Directors.

     Section 7.2 Address of Stockholders. Each Stockholder shall furnish to the Secretary of the Corporation or to the transfer agent of the Corporation an address at which notices of meetings and all other corporate notices may be served upon or mailed to such stockholder, and if any stockholder shall fail to designate such address, corporate notices may be served upon such stockholder by mail, postage prepaid, to such stockholder's address last known to the Secretary or to the transfer agent of the Corporation or by transmitting a notice thereof to such stockholder at such address by telecopy, cable or other available method.

     Section 7.3 Audit of Books and Accounts. The books and accounts of the Corporation shall be audited at least once in each fiscal year by certified public accountants of good standing selected by the Board of Directors.



                                  ARTICLE VIII



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                             Amendments and Changes

     Section 8.1 Execution of Contracts. Unless the Board of Directors, or other committee designated by the Board to act, shall otherwise determine, the President and the Treasurer may enter into any contract or execute any contract or other instrument, the execution of which is not otherwise specifically provided for, in the name and on behalf of the Corporation. The Board of Directors, or any committee designated thereby with power so to act, except as otherwise provided in these Bylaws, may authorize any other or additional officer or officers or agent or agents of the Corporation, and such authority may be general or confined to specific instances. Unless authorized so to do by these By-Laws or by the Board of Directors or by any such committee, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

     Section 8.2 Loans. Unless the Board of Directors, or other committee designated by the Board to act, shall otherwise determine, the President and the Treasurer may contract for loans and issue, endorse or accept evidence of indebtedness on behalf of the Corporation. The Board of Directors, or any committee designated thereby with power so to act, except as otherwise provided in these Bylaws, may authorize any other or additional officer or officers or agent or agents of the Corporation, and such authority may be general or confined to specific instances. When so authorized, the officer or officers hereunto authorized may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes or other evidences of indebtedness of the Corporation, and, when authorized as aforesaid, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, may mortgage, pledge, hypothecate or transfer any real or personal property at any time owned or held by the Corporation, and to that end execute instruments of mortgage or pledge or otherwise transfer such property.

     Section 8.3 Checks, Drafts, etc. All checks, drafts, bills or exchange or other orders for the payment of money, obligations, notes, or other evidence of indebtedness, bills of lading, warehouse receipts and insurance certificates of the Corporation, shall be signed or endorsed by such officer or officers, agent or agents, attorney or attorneys, employee or employees, of the Corporation as shall from time to time be determined by resolution of the Board of Directors or other committee designated by the Board so to act.

     Section 8.4 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors or other committee designated by the Board so to act may from time to time designate, or as may be designated by any officer or officers or agent or agents of the Corporation to whom such power may be delegated by the Board of Directors or other committee designated by the Board so to act and, for the purpose of such deposit and for the purposes of collection for the account of the Corporation may be endorsed, assigned and delivered by any officer, agent or employee of the Corporation or in such other manner as may from time to time be



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designated or determined by resolution of the Board of Directors or other committee designated by the Board so to act.

     Section 8.5 Proxies in Respect of Securities of Other Corporations. Unless otherwise provided by resolution adopted by the Board of Directors or other committee so designated to act by the Board, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, association or trust any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of; such other corporation, association or trust, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, association or trust, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as such officer may deem necessary or proper in the premises.


                                   ARTICLE IX
                             Amendments and Changes

     Section 9.1 Amendment to the Bylaws. The Board of Directors may adopt the Bylaws of the Corporation. The Certificate of Incorporation and the Bylaws of the Corporation may be adopted, repealed, or amended by the affirmative vote of the stockholders holding a majority of the shares outstanding. No Bylaws shall be adopted, and no existing Bylaws shall be amended, or repealed, unless written notice of such proposed action shall have been given with respect to the meeting at which such action shall be taken. If the power to adopt Bylaws is conferred upon the Board of Directors by the Certificate of Incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal Bylaws.


                                    ARTICLE X
                                 Indemnification

     Section 10.1 Directors, Officers, Employees and Agents. The Corporation

shall indemnify directors, officers, employees and agents of the Corporation to the fullest extent required and permitted by the General Corporation Law of the State of Delaware.


                                   ARTICLE XI
                                     Waiver

     Section 11.1 Waiver. Any stockholder, director or officer of the Corporation may waive any and all requirements as to notice of or formality as to time, place or objects of any meeting,



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either before or after the time of such meeting as stated in the waiver, and such waiver shall be deemed to be the equivalent of due notice of such meeting.


                                   ARTICLE XII
                                      Seal

     Section 12.1 Seal. The corporate seal shall, subject to alteration by the Board of Directors, consist of a flat-faced circular die with the word "Delaware" together with the name of the Corporation and the year of its organization cut or engraved thereon. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


                                  Certification

     These Bylaws were adopted by the Corporation as of the ____ day of December, 1997.



                                  ---------------------------------------------
                                  Jeremiah J. Harris
                                  Chairman of the Board of Directors



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